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                                                                     EXHIBIT 5.1
                      [BASS, BERRY & SIMS PLC LETTERHEAD]


                               December 4, 2001



National Commerce Financial Corporation
One Commerce Square
Memphis, Tennessee 38150

National Commerce Capital Trust II
c/o National Commerce Financial Corporation
One Commerce Square
Memphis, Tennessee 38150

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for National Commerce Financial Corporation, a Tennessee corporation (the "Company"), and National Commerce Capital Trust II, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering (i) 8,000,000 ____% Trust Preferred Securities (the "Preferred Securities") to be issued by the Trust, (ii) $______________ aggregate principal amount of the Company's ____% Subordinated Debentures due [2031] (the "Subordinated Debentures") to be issued by the Company to the Trust, and (iii) the Company's guarantee (the "Guarantee") which guarantees the payment of distributions and payments on liquidation or redemption of the Preferred Securities, to be issued by the Company to the Trust in connection with such issuance of the Preferred Securities.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement;
(ii) the form of Preferred Securities Certificate of the Trust; (iii) the form of Guarantee Agreement; (iv) the form of Subordinated Debenture; and (v) the form of Indenture for the Subordinated Debentures (the "Indenture"), all in the forms filed as exhibits to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Trust, we
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National Commerce Financial Corporation
December 4, 2001
Page 2

have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Preferred Securities Certificate of the Trust, the Guarantee, the Subordinated Debentures and the Indenture will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon factual statements and factual representations of officers, trustees and other representatives of the Company and the Trust, and others. Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. The Subordinated Debentures have been duly authorized by all requisite corporate action, and when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, the Subordinated Debentures will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2. The Guarantee has been duly authorized by all requisite corporate action, and when duly executed and delivered by the parties thereto, the Guarantee will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Our opinion is based solely on and limited to the laws of the State of Tennessee and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction. We note that the Indenture and the Guarantee are governed by the laws of the State of New York, and we have assumed the effectiveness of this choice of law provision. For purposes of this opinion, we have assumed with your permission that the laws of the State of New York are the same as the laws of the State of Tennessee in all pertinent respects. As to matters of Delaware law, we have relied on the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust.
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National Commerce Financial Corporation
December 4, 2001
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     We hereby consent to the use of our name under the caption "Legal Matters"
in the prospectus and the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,


                                       BASS, BERRY & SIMS PLC